NEWS RELEASE
CKE RESTAURANTS ® REPORTS THIRD QUARTER FISCAL 2011 RESULTS

CARPINTERIA, Calif., December 7, 2010. CKE Restaurants, Inc. announced today its third fiscal quarter results for the twelve weeks ended November 1, 2010. The Company expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”) on Wednesday December 8, 2010 after the close of the financial markets.

As previously reported, on July 12, 2010, Columbia Lake Acquisition Holdings, Inc., an affiliate of Apollo Management VII, L.P., acquired all of the outstanding shares of the Company (the “Acquisition”). The discussion of the Company’s third fiscal quarter results compares the results of operations for the twelve weeks ended November 1, 2010 (the “Successor” period) to the results of operations for the twelve weeks ended November 2, 2009 (the “Predecessor” period), which precedes the Acquisition. The accompanying condensed consolidated statement of operations for the forty weeks ended November 1, 2010 and related information have been prepared by adding the operating results for the Successor sixteen weeks ended November 1, 2010 and the Predecessor twenty-four weeks ended July 12, 2010. This presentation does not comply with generally accepted accounting principles; however, the Company believes that it provides a meaningful method of comparison.

Third Fiscal Quarter Results
The Company reported total revenue of $284.5 million for the fiscal 2011 third quarter, a decrease of $39.7 million, or 12.2%, compared to the fiscal 2010 third quarter. The decrease was primarily attributable to the sale of the Carl’s Jr. distribution business on July 2, 2010. Total revenue, excluding Carl’s Jr. distribution center revenue, increased 1.5%.

Blended same-store sales for Company-operated restaurants increased 0.9% in the fiscal 2011 third quarter. Hardee’s same-store sales increased 8.3% and Carl’s Jr. same-store sales declined 5.0%. To date, the Company’s fourth fiscal quarter blended same-store sales are tracking positive in the low single digit range.

	Q3		Year-to-date
	FY11	FY10	FY11	FY10
Brand
Carl’s Jr.	-5.0%	-5.2%	-6.2%	-5.5%
Hardee’s	8.3%	-1.8%	4.0%	-0.4%
Blended	0.9%	-3.7%	-1.7%	-3.3%

“Hardee’s continued to generate strong same-store sales results during the third quarter. Including period 10, the last period of our third quarter, Hardee’s has now had nine consecutive periods of positive same-store sales. Carl’s Jr. same-store sales results have been challenged by difficult economic conditions, especially the high unemployment rate among our core target audience of young men in the state of California, where 86% of our company-operated restaurants are located. Third quarter Adjusted EBITDA was $38.5 million representing an increase of nearly $2.6 million over the prior year quarter,” said Andrew F. Puzder, Chief Executive Officer. “We remain focused on maintaining our premium quality brands and improving same-store sales with innovative products and cutting edge advertising that focuses on the taste, quality, and value of our products.”

Company-operated restaurant-level adjusted EBITDA margin decreased 80 basis points, primarily due to a 130 basis point increase in food and packaging costs as a result of higher commodity costs for beef, pork and cheese. Occupancy and other expense, excluding depreciation and amortization, increased 20 basis points as the unfavorable impacts of acquisition accounting more than offset the net favorable impact of sales leverage. These cost increases were partially offset by decreases in labor and advertising expenses. Labor decreased 30 basis points, primarily due to the impact of sales leverage at Hardee’s restaurants and a temporary reduction in employer payroll taxes due to recently enacted legislation, partially offset by the impact of sales deleveraging at Carl’s Jr. restaurants. Advertising expense decreased by 40 basis points due to incremental media spending in the prior year quarter that did not recur in the current year quarter. Refer to further discussion of company-operated restaurant-level adjusted EBITDA margin within “Non-GAAP Measures” included below.

General and administrative expense for the fiscal 2011 third quarter decreased $1.0 million from the prior year quarter.

Adjusted EBITDA was $38.5 million in the fiscal 2011 third quarter compared to $35.9 million in the same quarter of the prior year. The schedule of Adjusted EBITDA is included below, along with a discussion of Adjusted EBITDA and a reconciliation of net (loss) income to Adjusted EBITDA.

At November 1, 2010, cash and cash equivalents were $49.5 million and the Company had $65.1 million available under its credit facility.

Capital expenditures for the forty weeks ended November 1, 2010 were $52.3 million, of which $31.1 million related to new store openings, dual-branding, and remodeling projects. Capital expenditures for the forty weeks ended November 2, 2009 were $77.6 million.

Unit Count by Brand as of November 1, 2010

	Carl’s Jr.	Hardee’s	Total

Company-operated	424	467	891
Domestic franchised	675	1,222	1,897

Total domestic	1,099	1,689	2,788
International licensed	146	207	353

Total franchised and licensed	821	1,429	2,250

Total	1,245	1,896	3,141

Conference Call Information
The Company will host its third fiscal quarter conference call on Wednesday, December 8, 2010, at 12:00 p.m. (PST). The call-in number is (857) 350-1683. The access code is 88268670. You may also access the conference call via the Company’s website at www.ckr.com under “Investors”.

Company Overview
CKE Restaurants, Inc. is a privately held company headquartered in Carpinteria, Calif. As of the end of its third quarter of fiscal 2011, CKE, through its subsidiaries, had a total of 3,153 franchised, licensed or company-operated restaurants in 42 states and in 18 countries, including 1,245 Carl’s Jr.® Restaurants and 1,896 Hardee’s® restaurants. For more information about CKE, please visit www.ckr.com.

Forward-looking Statements
Matters discussed in this press release contain forward-looking statements relating to the Company’s strategies to maintain its brand and improve same-store sales, which are based on management’s current beliefs and assumptions. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the Company’s ability to compete with other restaurants, delicatessens, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; changes in consumer preferences, perceptions and spending patterns; the ability of the Company’s key suppliers to continue to deliver premium-quality products to the Company at moderate prices; the Company’s ability to successfully enter new markets, complete remodels of existing restaurants and complete construction of new restaurants; changes in general economic conditions and the geographic concentration of the Company’s restaurants, which may affect the Company’s business; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; the operational and financial success of the Company’s franchisees; the Company’s ability to expand into international markets and the risks associated with operating in international locations; changes in the price or availability of commodities; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health-related issues on the Company’s reputation and its ability to procure or sell food products; the seasonality of the Company’s operations; the Company’s ability to hire and retain qualified personnel; the effect of increasing labor costs including healthcare related costs; increased insurance and/or self-insurance costs; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; the potentially conflicting interests of the Company’s sole stockholder and the Company’s creditors, the Company’s substantial leverage which could limit its ability to raise capital, react to economic changes or meet obligations under its indebtedness; the effect of restrictive covenants in the Company’s indenture and credit facility on the Company’s business; and other factors as discussed in the Company’s filings with the SEC.

Contact Information
Beth Mansfield, Public Relations
Phone : (805) 745-7741, E-mail, bmansfield@ckr.com

CKE RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE WEEKS ENDED NOVEMBER 1, 2010 AND NOVEMBER 2, 2009
(In thousands)
(Unaudited)

	Successor	Predecessor
	Twelve Weeks Ended	Twelve Weeks Ended
	November 1, 2010	November 2, 2009

Revenue:
Company-operated restaurants	$250,097	$246,696
Franchised and licensed restaurants and other	34,430	77,521

Total revenue	284,527	324,217

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	73,879	69,665
Payroll and other employee benefits	71,592	71,386
Occupancy and other	62,567	60,874

Total restaurant operating costs	208,038	201,925
Franchised and licensed restaurants and other	16,943	58,854
Advertising	14,880	15,679
General and administrative	29,977	30,977
Facility action charges, net	770	520
Other operating expenses, net	167	—

Total operating costs and expenses	270,775	307,955

Operating income	13,752	16,262
Interest expense	(17,685)	(6,430)
Other income, net	748	704

(Loss) income before income taxes	(3,185)	10,536
Income tax (benefit) expense	(2,855)	4,379

Net (loss) income	$(330)	$6,157

CKE RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FORTY WEEKS ENDED NOVEMBER 1, 2010 AND NOVEMBER 2, 2009
(In thousands)
(Unaudited)

			Successor/
	Successor	Predecessor	Predecessor	Predecessor
	Sixteen Weeks	Twenty-Four Weeks	Forty Weeks	Forty Weeks
	Ended	Ended	Ended	Ended
	November 1, 2010	July 12, 2010	November 1, 2010	November 2, 2009

Revenue:
Company-operated restaurants	$336,048	$500,531	$836,579	$847,654
Franchised and licensed restaurants and other	45,419	151,588	197,007	259,334

Total revenue	381,467	652,119	1,033,586	1,106,988

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	99,188	148,992	248,180	242,066
Payroll and other employee benefits	95,940	147,187	243,127	241,142
Occupancy and other	83,393	119,076	202,469	201,461
Total restaurant operating costs	278,521	415,255	693,776	684,669
Franchised and licensed restaurants and other	22,178	115,089	137,267	196,680
Advertising	19,728	29,647	49,375	51,451
General and administrative	49,641	58,806	108,447	103,061
Facility action charges, net	907	590	1,497	3,022
Other operating expenses, net (1,2)	19,828	10,249	30,077	—

Total operating costs and expenses	390,803	629,636	1,020,439	1,038,883

Operating (loss) income	(9,336)	22,483	13,147	68,105
Interest expense	(23,541)	(8,617)	(32,158)	(14,834)
Other income (expense), net (3)	896	(13,609)	(12,713)	1,991

(Loss) income before income taxes	(31,981)	257	(31,724)	55,262
Income tax (benefit) expense	(8,626)	7,772	(854)	22,460

Net (loss) income	$(23,355)	$(7,515)	$(30,870)	$32,802

(1) Other operating expenses, net includes transaction-related costs consisting of accounting, investment banking, legal, and other costs of $19,828, $13,691, and $33,519 for the sixteen weeks ended November 1, 2010 (Successor), twenty-four weeks ended July 12, 2010 (Predecessor), and forty weeks ended November 1, 2010 (Successor/Predecessor), respectively.

(2) The twenty-four weeks ended July 12, 2010 (Predecessor) and forty weeks ended November 1, 2010 (Successor/Predecessor) also include a $3,442 gain on the sale of the distribution center assets.

(3) Other income (expense), net includes transaction-related costs, related to the termination of a prior merger agreement of $14,283 for both the twenty-four weeks ended July 12, 2010 (Predecessor) and forty weeks ended November 1, 2010 (Successor/Predecessor).

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and par values)
(Unaudited)

	Successor	Predecessor
	November 1, 2010	January 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$49,494	$18,246
Accounts receivable, net of allowance for doubtful accounts of $46 as of November 1, 2010 and $358 as of January 31, 2010	34,995	35,016
Related party trade receivables	324	5,037
Inventories, net	14,077	24,692
Prepaid expenses	13,417	13,723
Assets held for sale	451	500
Advertising fund assets, restricted	18,510	18,295
Deferred income tax assets, net	17,183	26,517
Other current assets	4,032	3,829

Total current assets	152,483	145,855
Notes receivable, net of allowance for doubtful accounts of $0 as of November 1, 2010 and $379 as of January 31, 2010	473	1,075
Property and equipment, net of accumulated depreciation and amortization of $19,771 as of November 1, 2010 and $445,033 as of January 31, 2010	630,637	568,334
Property under capital leases, net of accumulated amortization of $1,741 as of November 1, 2010 and $46,090 as of January 31, 2010	31,761	32,579
Deferred income tax assets, net	—	40,299
Goodwill	193,443	24,589
Intangible assets, net	439,561	2,317
Other assets, net	23,006	8,495

Total assets	$1,471,364	$823,543

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of bank indebtedness and other long-term debt	$29	$12,262
Current portion of capital lease obligations	5,367	7,445
Accounts payable	38,908	65,656
Advertising fund liabilities	18,510	18,295
Other current liabilities	100,592	95,605

Total current liabilities	163,406	199,263
Bank indebtedness and other long-term debt, less current portion	589,765	266,202
Capital lease obligations, less current portion	31,924	43,099
Deferred income tax liabilities, net	172,913	—
Other long-term liabilities	85,246	78,804

Total liabilities	1,043,254	587,368

Stockholders’ equity:
Predecessor: Common stock, $0.01 par value; 100,000,000 shares authorized; 55,290,626 shares issued and outstanding as of January 31, 2010	—	553
Successor: Common stock, $0.01 par value; 100 shares authorized, issued and outstanding as of November 1, 2010	—	—
Additional paid-in capital	451,465	282,904
Accumulated deficit	(23,355)	(47,282)
Total stockholders’ equity	428,110	236,175

Total liabilities and stockholders’ equity	$1,471,364	$823,543

Non-GAAP Measures

Adjusted EBITDA

Adjusted EBITDA represents net (loss) income before provision for income taxes, interest income and expense, asset impairments, facility action charges, depreciation and amortization, management fees, pro-forma cost savings as a result of becoming privately held, and certain non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in the Company’s business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net (loss) income, in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of the Company’s results of operations. The calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing the Company’s indebtedness.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, is not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net (loss) income as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using Adjusted EBITDA by using it only to supplement the Company’s U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on the Company’s indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CKE RESTAURANTS, INC.
ADJUSTED EBITDA
FOR THE FOUR QUARTERS ENDED AUGUST 9, 2010
THE TWELVE WEEKS ENDED NOVEMBER 1, 2010 AND NOVEMBER 2, 2009
AND THE FOUR QUARTERS ENDED NOVEMBER 1, 2010
(In thousands)
(Unaudited)

	Successor/			Successor/
	Predecessor	Successor	Predecessor	Predecessor
	Four Quarters	Twelve Weeks	Twelve Weeks	Four Quarters
	Ended	Ended	Ended	Ended
	August 9, 2010	November 1, 2010	November 2, 2009	November 1, 2010

Net (loss) income	$(8,609)	$(330)	$6,157	$(15,096)

Interest expense	25,323	17,685	6,430	36,578
Income tax (benefit) expense	(768)	(2,855)	4,379	(8,002)
Depreciation and amortization	71,907	17,817	16,505	73,219
Facility action charges, net	2,920	770	520	3,170
Gain on sale of distribution center assets	(3,442)	—	—	(3,442)
Transaction-related costs(1)	48,458	167	—	48,625
Management fees(2)	62	575	—	637
Share-based compensation expense(3)	19,385	1,291	2,000	18,676
Losses on asset and other disposals	3,905	307	511	3,701
Difference between U.S. GAAP rent and cash rent	292	1,317	268	1,341
Cost savings(4)	1,403	—	204	1,199
Other, net(5)	(2,791)	1,743	(1,071)	23
Adjusted EBITDA	$158,045	$38,487	$35,903	$160,629

(1) Transaction-related costs include investment banking, legal, and other costs related to the Acquisition, as well as costs related to the termination of a prior merger agreement.

(2) Management fees are paid to Apollo Management per the management services agreement by and among the Company, Columbia Lake Acquisition Holdings, Inc. and Apollo Management VII, L.P. and are included in general and administrative expense.

(3)	Share-based compensation expense includes $12,108 resulting from accelerated vesting of stock options and restricted stock awards in connection with the Acquisition for the fifty-two weeks ended November 1, 2010 and is included in general and administrative expense.

(4)	Cost savings reflects pro-forma cost savings amounts expected to be realized as a result of becoming a privately held company.

(5)	Other, net includes the net impact of purchase accounting, executive retention bonus, disposition business expense, and adjusted EBITDA from the Company’s distribution business, which it no longer owns or operates.

Company-Operated Restaurant-Level Non-GAAP Measures

Company-operated restaurant-level adjusted EBITDA is expressed in dollars and defined as company-operated restaurants revenue less restaurant operating costs excluding depreciation and amortization expense and including advertising expense. Restaurant operating costs are the expenses incurred directly by company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges. Company-operated restaurant-level adjusted EBITDA margin is expressed as a percentage and defined as company-operated restaurant-level adjusted EBITDA divided by company-operated restaurants revenue.

Company-operated restaurant-level adjusted EBITDA and company-operated restaurant-level adjusted EBITDA margin are non-GAAP measures utilized by management internally to evaluate and compare the Company’s operating performance for company-operated restaurants between periods. Because not all companies calculate these measures identically, the Company’s presentation of such measures may not be comparable to similarly titled measures of other companies. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures.

The following is a reconciliation of company-operated restaurant-level adjusted EBITDA and company-operated restaurant-level adjusted EBITDA margin (unaudited):

	Successor	Predecessor
	Twelve Weeks Ended	Twelve Weeks Ended
	November 1, 2010	November 2, 2009
Company-operated restaurant-level
adjusted EBITDA:
Company-operated restaurants revenue	$250,097	$246,696
Less: restaurant operating costs	(208,038)	(201,925)
Add: depreciation and amortization expense	15,006	14,602
Less: advertising expense	(14,880)	(15,679)

Company-operated restaurant-level adjusted EBITDA	$42,185	$43,694

Company-operated restaurant-level adjusted EBITDA margin	16.9%	17.7%